Exhibit 10.2

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
AND
COMMONWEALTH OF KENTUCKY
DEPARTMENT OF FINANCIAL INSTITUTIONS
FRANKFORT, KENTUCKY

)
In the Matter of	)
	)	CONSENT ORDER
PBI BANK	)
LOUISVILLE, KENTUCKY	)	FDIC-12-304b
)
(KENTUCKY CHARTERED	)
INSURED NONMEMBER BANK))
)

PBI Bank (“Bank”), Louisville, Kentucky, having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law, rule, or regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under section 286.3- 690 of the Kentucky Revised Statutes, Ky. Rev. Stat. Ann. Section 286.3-690 (Michie 2006), regarding hearings before the Department of Financial Institutions for the Commonwealth of Kentucky (“KDFI”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the KDFI, dated __________, 2012, whereby, solely for the purpose of this proceeding and without admitting or denying any charges of unsafe or unsound banking practices, and without admitting or denying any violations of law, rule, or regulation, the Bank has consented to the issuance of this CONSENT ORDER (“ORDER”) by the FDIC and the KDFI.

The FDIC and the KDFI considered the matter and determined to accept the STIPULATION.

Having also determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and section 286.3-690 of the Kentucky Revised Statutes, Ky. Rev. Stat. Ann. § 286.3-690 (Michie 2010), have been satisfied, the FDIC and KDFI HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns take affirmative action as follows:

CAPITAL

1.             (a)           As of the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of nine percent (9.0%) and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of twelve percent (12.0%). For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.

(b)           While this ORDER is in effect, if either ratio is less than the required minimum required by paragraph (a) above, the Bank shall immediately notify the Supervisory Authorities and within 30 days shall: (1) increase capital in an amount sufficient to comply with paragraph (a), or (2) submit a written plan to the Regional Director of the FDIC Chicago Regional Office (“Regional Director”) and the Commissioner of the Commonwealth of Kentucky, Department of Financial Institutions (“Commissioner”) describing the primary means and timing by which the Bank shall increase its capital ratios up to or in excess of the minimum requirements set forth above, as well as contingency plans. Within 10 days of receipt of any comments from the Regional Director or Commissioner, and after consideration of all comments, the Bank’s board of directors (“Board”) shall approve the written plan, and record such approval in its minutes. Thereafter, the Bank shall implement and fully comply with the written plan.

(c)           Any increase in regulatory capital may be accomplished by the following:

(i)	The sale of common stock and noncumulative perpetual preferred stock constituting Tier 1 capital under Part 325; or

(ii)
The elimination of all or part of the assets classified as “Loss” as of January 30, 2012, without loss or liability to the Bank, provided any such collection on a partially charged-off asset shall first be applied to that portion of the asset which was not charged off pursuant to this ORDER; or

(iii)	The collection in cash of assets previously charged off; or

(iv)	The direct contribution of cash by the directors or the shareholders of the Bank; or

(v)	Any other means acceptable to the Regional Director and the Commissioner; or

(vi)	Any combination of the above means.

(d)          If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the Board shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal and state securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Commissioner for their review. Any changes requested to be made in the materials by the FDIC or the KDFI shall be made prior to their dissemination.

(e)           In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

(f)           The capital ratio analysis required by this paragraph shall not negate the responsibility of the Bank and its Board for maintaining throughout the year an adequate level of capital protection for the kind, quality, and degree of market depreciation of assets held by the Bank.

(g)           Should the Bank be unable to maintain the required capital levels specified in subparagraph (a) above, then within thirty (30) days of receipt of written direction from the Regional Director and the KDFI, the Bank shall develop, adopt, and implement a written plan to sell or merge itself into another federally insured financial institution or otherwise immediately obtain a sufficient capital investment into the Bank to fully meet the capital requirements of this paragraph. A copy of the plan required by this paragraph shall be submitted to, and determined to be acceptable by, the Regional Director and the KDFI.

REDUCTION OF SUBSTANDARD ASSETS

2.             (a)           Within 45 days from the effective date of this Order, the Bank shall adopt and implement a written plan to reduce the Bank’s risk position in each asset in excess of $1,000,000, which is classified as “Substandard” in the Joint Report of Examination as of January 30, 2012. Such plan shall be used to reduce the Bank’s risk position in such assets revealed in subsequent examinations or visitations. A copy of the written plan shall be submitted to the Regional Director and the Commissioner upon its completion. In developing such plan, the Bank shall, at a minimum:

(i)	Review the financial position of each borrower, including source of repayment, repayment ability, and alternative repayment sources; and

(ii)	Evaluate the available collateral for such credit, including possible actions to improve the Bank’s collateral position.

(b)           Such plan shall include, but not be limited to:

(i)	Target dollar levels to which the bank shall reduce each asset within 6 and 12 months from the effective date of this ORDER; and

(ii)	Provisions for the submission of monthly progress reports to the Board for review and notation in minutes of the meetings of the Board.

(c)           As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets as to warrant removal of any adverse classification by the FDIC and KDFI.

ALLOWANCE FOR LOANS AND LEASE LOSSES

3.             (a)            Prior to submission or publication of all Reports of Condition and Income required by the FDIC after the effective date of this ORDER, the Board shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the Board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the Board shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or KDFI.

(b)            ALLL entries required by this paragraph shall be made prior to any regulatory capital determinations required by this ORDER.
LOAN REVIEW AND GRADING SYSTEM

4.            Within 30 days from the date of this ORDER, the Bank shall develop and implement procedures which strengthen the Bank’s loan review function and ensure the timely and accurate grading of the Bank’s credit relationships.

LOSS CHARGE-OFF

5.            As of the effective date of this ORDER, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified “Loss” as of January 30, 2012, that have not been previously collected or charged off. In the event subsequent examinations or visitations classify assets or portions of assets as “Loss”, the Bank shall immediately eliminate such losses from its books. Elimination or reduction of these assets with the proceeds of other Bank extensions of credit is not considered collection for the purpose of this paragraph.

REDUCTION OF CONCENTRATIONS

6.      The Bank shall continue to implement the written plan to reduce the concentration in commercial real estate.

GROWTH PLAN

7.             During the life of this ORDER, the Bank shall not increase its total assets by more than 5% during any consecutive three-month period without providing, at least 30 days prior to its implementation, a growth plan to the Regional Director and the Commissioner. Such growth plan, at a minimum, shall include the funding source to support the projected growth, as well as the anticipated use of funds. This growth plan shall not be implemented without the prior written consent of the Regional Director and the Commissioner. In no event shall the Bank increase its total assets by more than 10% annually. For the purpose of this paragraph, “total assets” shall be defined as in the Federal Financial Institutions Examination Council’s Instructions for the Consolidated Reports of Condition and Income.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS

8.             (a)           As of the effective date of this ORDER, the Bank shall not extend directly or indirectly, any additional credit to, or for the benefit of, any borrow who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” so long as such credit remains uncollected.

(b)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard” and is uncollected unless the Board or loan committee has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. If only the loan committee adopts the written statement, it must also be presented to the Board and reflected in the Board’s meeting minutes. A copy of the statement shallbe placed in the appropriate loan file and shall be incorporated in the minutes of the applicable Board meeting.

DIVIDEND RESTRICTION

9.      As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director and the Commissioner.

CORRECTION OF VIOLATIONS

10.     (a)            Within 60 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law, rule, and regulations listed in the Joint Report of Examination dated January 30, 2012, and shall likewise correct, within 60 days, any violations revealed by subsequent examinations or visitations.

(b)           Within 60 days from the effective date of this ORDER, the Bank shall implement procedures to ensure future compliance with all applicable laws, rules, and regulations.

LIQUIDITY PLAN

11.           (a)           Within 60 days from the effective date of this ORDER, the Bank shall create and implement a written contingency funding plan (“Liquidity Plan”). The Liquidity Plan shall identify sources of liquid assets to meet the Bank’s contingency funding needs over time horizons of one month, two months, and three months. At a minimum, the Liquidity Plan shall be prepared in conformance with the Liquidity Risk Management Guidance found at FIL-13-2010 and include provisions to address the issues identified in the ROE.

(b)           During the life of this ORDER, the Bank shall submit to the Regional Director and the Commissioner liquidity analysis reports in a format that is acceptable to the Regional Director and the Commissioner on a weekly or more frequent basis. The liquidity analysis reports also shall be submitted to the Board for review and notation in Board minutes.

(c)           A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Commissioner.

STRATEGIC PLAN

12.           (a)           Within 30 days from the effective date of this ORDER, the Bank shall formulate, adopt, and implement a realistic, comprehensive strategic plan. The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components. The written strategic plan shall address, at a minimum:

(i)	Strategies for pricing policies and asset/liability management; and

(ii)	Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.

(b)     Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank’s Board shall evaluate the Bank’s actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the Board meeting at which such evaluation is undertaken.

(c)     The strategic plan required by this ORDER shall be revised accordingly after review by the Board within sixty (60) days following the end of each calendar year during which the ORDER is in effect.

(d)     Copies of the plan and revisions thereto required by this paragraph shall be submitted to the Regional Director and the Commissioner.

MANAGEMENT STUDY

13.     Within 45 days of the effective date of this ORDER, the Bank shall implement the recommendations of the Management Study conducted on September 30, 2011.

COMPLIANCE WITH ORDER

14.           (a)           Within 30 days from the effective date of this ORDER, the Board shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.

(b)           Following the required date of compliance with subparagraph (a) of this paragraph, the Board shall review the Bank’s compliance with this ORDER and record its review in the minutes of each regularly scheduled Board meeting.

PROGRESS REPORTS

15.     Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Commissioner written progress reports signed by each member of the Board, detailing the actions taken to secure compliance with the ORDER and the results thereof. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and the Commissioner have, in writing, released the Bank from making further reports.

NOTIFICATION TO SHAREHOLDER

16.     Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

This ORDER shall be effective upon issuance

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

         The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the KDFI in writing.

          Pursuant to delegated authority.

          Dated:____________________, 2012.
_______________________________       _______________________________
M. Anthony Lowe                                              Charles A. Vice
Regional Director                                                Commissioner
Chicago Regional Office                                    Department of Financial
            Corporation                                                          Institutions
                                                               Commonwealth of Kentucky